Exhibit 99.1
www.nortel.com

FOR IMMEDIATE RELEASE	February 7, 2007

For more information:

Jay Barta	Ann Fuller
972-685-2381	613-768-1208
jbarta@nortel.com	afuller@nortel.com
Nortel Outlines Next Steps in Business Transformation Plan
Provides Estimated Preliminary Results for Q4 2006 Operating Performance
TORONTO — Nortel* [NYSE/TSX: NT] today outlined the next steps of its previously announced Business Transformation plan, designed to complement growth initiatives by increasing the Company’s global competitiveness and achieving double-digit operating margins.
During the course of 2007 and into 2008, Nortel is expected to implement a net reduction of its global workforce by approximately 2,900 positions, with about 70 percent taking place in 2007. In addition, the Company plans to shift approximately 1,000 positions from higher-cost to lower-cost locations, with approximately 40 percent of this activity taking place in 2007. These reductions will not affect sales positions in targeted growth areas.
“We are transforming Nortel, and are focused on building a highly competitive organization that drives innovation and profitable growth,” said Mike Zafirovski, president and CEO, Nortel. “In early 2006, Nortel laid the foundations of its Business Transformation plan, and we provided additional details and specific targets for our new business model at the time of our third quarter 2006 results and at the November 15, 2006 Investor Conference.”
The business model requirements include a significant reduction in general and administrative expenses, driven by simplified operations, reduced systems and improved processes. In addition, R&D investment will continue to be a top priority and though reduced, will be maintained at an industry-competitive 15 percent of total revenues. Funding will shift and increase significantly Nortel’s investment in high-growth opportunities. Plans to increase the Company’s investment in sales and other customer-facing functions remain unchanged by today’s announcement.
“These are tough but necessary measures, and we recognize the impact they will have on affected employees,” added Zafirovski. “However, as we roll-out the various initiatives over the next two years, every effort will be made to leverage normal attrition and re-deploy affected employees to other areas of the Company. Our goal is nothing short of creating a high-performance, successful and profitable enterprise based on a highly motivated work environment powered by strong business results.”
Nortel will deliver additional cost savings by efficiently managing its various business locations and consolidating real estate requirements to reduce its global real-estate portfolio by over 500,000 square feet of space in 2007.

Upon completion, these actions are expected to deliver approximately US$400 million in annual savings, with approximately half of savings expected to be realized in 2007. The cost of these actions could be as high as US$390 million, about US$300 million of which relates to the workforce reductions and about US$90 million to the real estate actions. Approximately 75 percent of these costs are expected to be recorded as charges to the income statement in 2007 with most of the remainder to be recorded as charges in 2008. The expected cash cost of the plan could be as high as US$370 million and is expected to be incurred generally in the same timeframe. However, with the concerted effort to re-deploy affected employees to other parts of the Company, the costs could be lower.
Where appropriate, planned workforce reductions will be subject to information and consultation requirements with employee representatives.
Estimated Preliminary Results for Fourth Quarter Operating Performance1
Fourth quarter 2006 revenues are expected to be approximately US$3.26 billion, up 8.8 percent from US$3.00 billion for the same period in 2005. Gross margin in the quarter is expected to be slightly above 40% of revenue, with a strong contribution from the LG joint-venture and CDMA, up from 39.4% in the fourth quarter of 2005. Spending (SG&A and R&D) for the fourth quarter of 2006 is expected to be flat to slightly higher than for the same period last year.
Cash as at December 31, 2006 was approximately US$3.50 billion, up about US$900 million from September 30, 2006. This includes approximately US$300 million of gross proceeds from the sale of certain assets and liabilities of the UMTS Access business to Alcatel-Lucent.
Nortel expects to report its operating and financial performance for the fourth quarter and full year 2006 in the second half of February, 2007, in conjunction with the filing of the Annual Report on Form 10-K.
“I am pleased with the progress made in 2006, and with the strong performance Nortel delivered towards the end of the year,” said Zafirovski. “Nortel is committed to our short and long-term plans, and we are beginning to see the desired results.”

[1]	These estimates are subject to change as a result of subsequent events and the completion of the financial statements and year end independent audit.
About Nortel
Nortel is a recognized leader in delivering communications capabilities that make the promise of Business Made Simple a reality for our customers. Our next-generation technologies, for both service provider and enterprise networks, support multimedia and business-critical applications. Nortel’s technologies are designed to help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people to the information they need, when they need it. Nortel does business in more than 150 countries around the world. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, ”targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities legislation. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different. Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s restatements and related matters including: Nortel’s most recent restatement and two previous restatements of its financial statements and related events; the negative impact on Nortel and NNL of their most recent restatement and delay in filing their financial statements and related periodic reports; legal judgments, fines, penalties or settlements, or any substantial regulatory fines or other penalties or sanctions, related to the ongoing regulatory and criminal investigations of Nortel in the U.S. and Canada; any significant pending civil litigation actions not encompassed by Nortel’s proposed class action settlement; any substantial cash payment and/or significant dilution of Nortel’s existing equity positions resulting from the approval of its proposed class action settlement; any unsuccessful remediation of Nortel’s material weaknesses in internal control over financial reporting resulting in an inability to report Nortel’s results of operations and financial condition accurately and in a timely manner; the time required to implement Nortel’s remedial measures; Nortel’s inability to access, in its current form, its shelf registration filed with the United States Securities and Exchange Commission (SEC), and Nortel’s below investment grade credit rating and any further adverse effect on its credit rating due to Nortel’s restatements of its financial statements; any adverse affect on Nortel’s business and market price of its publicly traded securities arising from continuing negative publicity related to Nortel’s restatements; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives; any breach by Nortel of the continued listing requirements of the NYSE or TSX causing the NYSE and/or the TSX to commence suspension or delisting procedures; (ii) risks and uncertainties relating to Nortel’s business including: yearly and quarterly fluctuations of Nortel’s operating results; reduced demand and pricing pressures for its products due to global economic conditions, significant competition, competitive pricing practice, cautious capital spending by customers, increased industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; the sufficiency of restructuring actions, including the potential for higher actual costs to be incurred in connection with these restructuring actions compared to the estimated costs of such actions and the ability to achieve the targeted cost savings and reductions of Nortel’s unfunded pension liability deficit; any material and adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong or because of certain barriers in its efforts to expand internationally; any reduction in Nortel’s operating results and any related volatility in the market price of its publicly traded securities arising from any decline in its gross margin, or fluctuations in foreign currency exchange rates; any negative developments associated with Nortel’s supply contract and contract manufacturing agreements including as a result of using a sole supplier for key optical networking solutions components, and any defects or errors in Nortel’s current or planned products; any negative impact to Nortel of its failure to achieve its business transformation objectives; additional valuation allowances for all or a portion of its deferred tax assets; Nortel’s failure to protect its intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; changes in regulation of the Internet and/or other aspects of the industry; Nortel’s failure to successfully operate or integrate its strategic acquisitions, or failure to consummate or succeed with its strategic alliances; any negative effect of Nortel’s failure to evolve adequately its financial and managerial control and reporting systems and processes, manage and grow its business, or create an effective risk management strategy; and (iii) risks and uncertainties relating to Nortel’s liquidity, financing arrangements and capital including: the impact of Nortel’s most recent restatement and two previous restatements of its financial statements; any inability of Nortel to manage cash flow fluctuations to fund working capital requirements or achieve its business objectives in a timely manner or obtain additional sources of funding; high levels of debt, limitations on Nortel capitalizing on business opportunities because of support facility covenants, or on obtaining additional secured debt pursuant to the provisions of indentures governing certain of Nortel’s public debt issues and the provisions of its support facility; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities, or any inability of Nortel’s subsidiaries to provide it with sufficient funding; any negative effect to Nortel of the need to make larger defined benefit plans contributions in the future or exposure to customer credit risks or inability of customers to fulfill payment obligations under customer financing arrangements; any negative impact on Nortel’s ability to make future acquisitions, raise capital, issue debt and retain employees arising from stock price volatility and further declines in the market price of Nortel’s publicly traded securities, or the share consolidation resulting in a lower total market capitalization or adverse effect on the liquidity of Nortel’s common shares. For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K/A, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Nortel will host a teleconference/audio webcast for the investment community to discuss this announcement.
TIME:          10:00 AM – 10:30 AM EST on Wednesday, February 7, 2007
To participate, please call the following at least 15 minutes prior to the start of the event.

Teleconference:		Webcast:
Toll Free North America:	888-211-4395	http://www.nortel.com/feb0707
Toll Access:	416-620-2013
Dial-In Number for post event on-demand audio playback:

Toll Free North America:	800-383-0935	Passcode: 21328448#
Toll Access:	402-530-5545	Passcode: 21328448#
Webcast:	http://www.nortel.com/feb0707
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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.